UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021

SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300

Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series D Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PD	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.03.	Material Modifications to Rights of Security Holders.

On August 11, 2021, Summit Hotel Properties, Inc. (the “Company”) filed, with the State Department of Assessments and Taxation of Maryland, Articles Supplementary (the “Articles Supplementary”) to the Articles of Amendment and Restatement of the Company, as amended and supplemented, classifying and designating 4,600,000 of the Company’s authorized shares of preferred stock, $0.01 par value per share, as 5.875% Series F Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series F Preferred Stock”). A summary of the material terms of the Series F Preferred Stock is set forth under the caption “Description of the Series F Preferred Stock” in the Company’s prospectus supplement, dated August 5, 2021 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 9, 2021 (the “Prospectus Supplement”). The summary of the Series F Preferred Stock in the Prospectus Supplement and the following description of the Series F Preferred Stock are qualified in their entirety by reference to the Articles Supplementary, which are hereby incorporated by reference into this Item 3.03 and which were filed as Exhibit 3.10 to the Company’s Registration Statement on Form 8-A, filed with the SEC on August 11, 2021.

The Company filed the Articles Supplementary in connection with its underwritten public offering of Series F Preferred Stock, as further described below.

The Series F Preferred Stock rank senior to the Company’s common stock, $0.01 par value per share (“Common Stock”), with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.  The Series F Preferred Stock rank on a parity with the Company’s 6.45% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”) and the Company’s 6.250% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series E Preferred Stock”), with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

In addition to other preferential rights, each holder of shares of Series F Preferred Stock is entitled to receive a liquidation preference, which is equal to $25.00 per share of Series F Preferred Stock, plus any accrued and unpaid distributions to, but not including, the date of the payment, before the holders of shares of Common Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company.  Furthermore, the Company is restricted from declaring or paying any distributions, or setting aside any funds for the payment of distributions, on shares of Common Stock, Series D Preferred Stock or Series E Preferred Stock or, subject to certain exceptions, redeeming or otherwise acquiring shares of Common Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, unless full cumulative distributions on the Series F Preferred Stock have been declared and either paid or set aside for payment in full for all past distribution periods.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

In connection with the anticipated closing of the offering of the Series F Preferred Stock, Summit Hotel GP, LLC, a wholly owned subsidiary of the Company and the sole general partner of Summit Hotel OP, LP, a Delaware limited partnership (the “Operating Partnership”), on its own behalf as general partner of the Operating Partnership and on behalf of the limited partners of the Operating Partnership, on August 11, 2021, entered into the Ninth Amendment (the “Ninth Amendment”) to the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended prior to the Ninth Amendment (the “Partnership Agreement”), to provide for the issuance of up to 4,600,000 5.875% Series F Cumulative Redeemable Preferred Units (liquidation preference $25.00 per unit) (the “Series F Preferred Units”). Such amendment is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein. The Company expects to contribute the net proceeds from the sale of the Series F Preferred Stock in the Preferred Stock Offering (as defined below) to the Operating Partnership in exchange for the same number of Series F Preferred Units. The Series F Preferred Units have economic terms that mirror the terms of the Series F Preferred Stock. The issuance of the Series F Preferred Units will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Series F Preferred Units will rank, as to distributions and upon liquidation, senior to the common units of limited partnership interest in the Operating Partnership and on a parity with the Operating Partnership’s 6.45% Series D Cumulative Redeemable Preferred Units, 6.250% Series E Cumulative Redeemable Preferred Units and other parity units the Operating Partnership may issue in the future.

This description of the material terms of the Ninth Amendment is qualified in its entirety by reference to the Ninth Amendment to the Partnership Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure

On August 5, 2021, the Company issued a press release announcing the pricing of an underwritten public offering of Series F Preferred Stock. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

Item 8.01.	Other Events.

On August 5, 2021, the Company and the Operating Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named on Schedule I therein (the “Underwriters”), for whom Wells Fargo Securities, LLC, Raymond James & Associates, Inc. and BofA Securities, Inc. are acting as representatives, pursuant to which the Company agreed to offer and sell up to 4,600,000 shares of Series F Preferred Stock at a public offering price of $25.00 per share, including up to 600,000 shares of Series F Preferred Stock pursuant to the Underwriters’ option solely to cover over-allotments (the “Preferred Stock Offering”). In the Underwriting Agreement, the Company and the Operating Partnership made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.  The closing of the Preferred Stock Offering is expected to occur on August 12, 2021, subject to customary closing conditions, pursuant to the terms of the Underwriting Agreement.

The Company estimates that the net proceeds from the Preferred Stock Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $96.7 million (or approximately $111.2 million if the Underwriters exercise in full their over-allotment option).

The Preferred Stock Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-231156), which became effective upon filing with the SEC on January 6, 2021, a base prospectus, dated January 6, 2021, included as part of the registration statement, and the Prospectus Supplement.

This description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 8.01.  For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the Prospectus Supplement, which disclosure is hereby incorporated by reference into this Item 8.01.

In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of Venable LLP relating to the legality of the issuance of the shares of Series F Preferred Stock.

This Current Report on Form 8-K contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These forward-looking statements relate to the closing of the Preferred Stock Offering, the contribution of the net proceeds from the Preferred Stock Offering and the issuance of the Series F Preferred Units.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

1.1	Underwriting Agreement, dated August 5, 2021, by and among Summit Hotel Properties, Inc., Summit Hotel OP, LP and the several Underwriters listed on Schedule I attached thereto, for whom Wells Fargo Securities, LLC, Raymond James & Associates, Inc. and BofA Securities, Inc. are acting as representatives.

3.1	Articles Supplementary to the Articles of Amendment and Restatement of Summit Hotel Properties, Inc. designating the Company’s 5.875% Series F Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.10 of the Company’s Registration Statement on Form 8-A filed with the SEC on August 11, 2021).

3.2	Ninth Amendment to the First Amended and Restated Agreement of Limited Partnership of Summit Hotel OP, LP, dated August 11, 2021.

5.1	Opinion of Venable LLP, dated August 11, 2021, regarding the legality of the 5.875% Series F Cumulative Redeemable Preferred Stock, $0.01 par value per share.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

99.1	Press release issued on August 5, 2021.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Dated: August 11, 2021		Executive Vice President, General Counsel, Chief Risk Officer and Secretary